US SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8 - K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 2000


                          MEASUREMENT SPECIALTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEW  JERSEY                  0-16085                22-2378738
-------------------------------   -----------------------     ------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



                80 LITTLE FALLS ROAD, FAIRFIELD, NEW JERSEY 07004
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (973) 808-1819
                                 --------------
                           (ISSUER'S TELEPHONE NUMBER)


    (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                     REPORT)

ITEM  5.  OTHER  EVENTS

Two-for-one  Stock  Split

On September 18, 2000, Measurement Specialties announced that its Board of Directors declared a two-for-one stock split of its outstanding common stock. Shareholders of record at the close of business on October 3, 2000 will be issued a certificate representing one additional share for each share held on the record date, payable on October 20, 2000 (the issue date). Measurement Specialties will have approximately 8.2 million shares outstanding after the split. A press release, dated September 18, 2000, is included as exhibit 1 to this Form 8-K.


SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEASUREMENT  SPECIALTIES,  INC.
(Registrant)

                                           /S/ Kirk  J.  Dischino
Date:  September 18, 2000                  Chief  Financial  Officer

EXHIBIT  NO. 1     DESCRIPTION

                   Press  Release  dated  September  18,  2000

Contact:     Joseph  R.  Mallon,  Jr.,  CEO
             Kirk  J.  Dischino,  CFO
             973  808-1819
             Boutcher  &  Boutcher,  Investor  relations
             Aimee  Boutcher
             973  239-2878



                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

         MEASUREMENT SPECIALTIES, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Fairfield, NJ, September 18, 2000 - Measurement Specialties, Inc. (AMEX: MSS) today announced the Board of Directors has approved a two-for-one split of its Common Stock. Shareholders of record as of the close of business on October 3, 2000 will be issued a certificate representing one additional share for each share held on the record date, payable on October 20, 2000 (the issues date). The stock split will increase the number of Common Stock shares outstanding from approximately 4,100,000 shares to approximately 8,200,000 shares.

Joseph R. Mallon Jr., Chief Executive Officer, commented, "The stock split follows an increase in the market price for Measurement Specialties Common Stock over the last several months. The split will decrease the price per share, broadening the distribution and improving the marketability of Measurement Specialties Common Stock."

Mr. Mallon continued, "We have received an increasing number of requests from shareholders to split our stock. We carefully consider and value inputs from shareholders. Based upon our future outlook, we believe the split to be in the best interest of all our shareholders."

Measurement Specialties (AMEX: MSS), designs, develops, produces, and sells electronic sensors, and sensor-based, consumer products. Consumer products include body-weight, kitchen, and postal scales, electronic tire pressure gauges, parking aids, and distance estimators. Industrial products include sensors for high volume, OEM applications. Our products employ specialized application specific integrated circuits (ASICs), and diverse sensor technologies based on micromachining (the three-dimensional sculpting of silicon), MEMS (micro-electromechanical systems), force balance, strain gage, capacitive, inductive, piezoresistive-micromachined, and piezopolymer film, which provide accurate and efficient measurement, resolution and display of ranges of distance, motion, fluid level, force, displacement, angle, or pressure.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward looking statements may be identified by such words or phases as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates;
changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active acquisition program. Forward looking statements do not include the impact of acquisitions, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.